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                                                                Exhibit 10.51


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") executed as of July 12, 2000, by and between NEW WEST RESOURCES, INC., a Texas corporation ("Borrower"); CAP ROCK ELECTRJC COOPERA~VE, INC. ("Corporate Guarantor"); Thomas E. Kelly and Richard C. Skillem (each referred to individually as an "Individual Guarantor" and collectively as the "Individual Guarantors"); and BANK UNIThD TEXAS FSB, ("Bank").

                                   WITNESSETH:

         WHEREAS, Borrower has requested Bank to lend it $15,000,000.00; and

         WHEREAS, the Bank has agreed to make such a loan to Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained. the parties hereby agree as follows:

         1. Definitions. When used herein the terms "Agreement", "Bank", "Borrower", "Corporate Guarantor", "Individual Guarantor", and "Individual Guarantors" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

         AFFILIATE MEANS any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction ofthe management and policies of such Person, through the ownership (of record, as trustee, or by proxy) ofvoting shares, partnership interests or votmg rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

         BUSINESS DAY means a day (other than Saturdays or Sundays) on which banks are legally open for business in Houston, Texas.

         CHANGE.OF CONTROL shall occur if any Person (or syndicate or group of Persons which is deemed a Person for the purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) shall acquire, directly or indirectly an amount of issued and outstanding voting stock of Borrower or Corporate Guarantor (including the acquisition of newly-issued stock) sufficient to change the control of Borrower or Corporate Guarantor by causing e election ()~ change of a majority of the directors of Borrower or Corporate Guarantor.

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         CHANGE OF MANAGEMENT means a Change of Management shall occur if
David Pruitt ever ceases to act as Chief Executive Officer of Borrower or of Corporate Guarantor, whether in the capacity of President or Chairman, and a replacement for such officer, acceptable to Bank, is not appointed within thirty (30) days thereafter.

         COLLATERAL means all collateral for the Loan described in the Security Documents.

         CORPORATE GUARANTOR'S GUARANTV means the Unconditional Guaranty, substantially inthe form of Exhibit "B-1" hereto executed by Corporate Guarantor to Bank, together with all modifications, renewals and extensions thereof or any part thereof.

         CURRENT ASSETS means the total of the current assets of the indicated person as determined in accordance with GAAP.

         CURRENT LIABILITIES means the total of current obligations of the indicated person as deternined in accordance with GAAP, excluding therefrom current maturities of the Loan.

         DEFAULT means all the events specified in Section 19 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event as an Event of Default

         EFFECTIVE DATE means the date of this Agreement.

         ENVIRONMENTAL LAWS means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superflmd Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, et. seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901, et seq., the Clean Water Act, 33 U.S.C.A. Section 1251, et ~., the Clean Air Act, 42 U.S.C.A.
Section 1251, et ~., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et m~,se. The Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, ruies, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery ofon-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. Section 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

         ENVIRONMENTAL LIABILITY means any claim, demand, obligation,


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cause of action, order, violation, damage, injury,judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remcdiated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

         ENVIRONMENTAL LIEN means a Lien in favor of any court, governmental agency or instrnmentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to arelease or threatened release ofasbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         EWC means Eddins-Walcher Company, a Texas corporation.

         EWC NOTE means the Note given by EWC to Borrower pursuant to the EWC/FFI Loan Agreement.

         EWC/F FL LOAN AGREEMENT means the Loan Agreement dated July 12, 2000 between EWC and FFI as borrowers and Borrower as lender, and others as guarantors.

         EWC/FFI LOAN TRANSACTION means the loan and entire transaction described in and made pursuant to the EWC/FFI Loan Agreement.

         EWC/FFI SECURITV INSTRUMENTS means the instrnments and documents described in Section 7.1(a) through (p), (aa), (ab), and (ac) of Article VII of the EWG/FFl Loan Agreement.

         FFI means Frank's Fuels, Inc., a Texas corporation.

         FFI NOTE means the Note given by FFI to Borrower pursuant to the EWCIFFI Loan Agreement.

         FINANCIAL STATEMENTS means balance sheets, income statements, statements of cash flow, and appropriate footnotes and schedules, prepared in accordance with GAAP.

         GAAP means generally accepted accounting principles, consistently applied.

         GUARANTIES mean unconditional guaranties in the form of Exhibits "B-l" through "B-3" hereto.


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         INDIVIDUAL GUARANTOR'S GUARANTY means the Unconditional Gusranties, substantially in the forms of Exhibits "B-2" and "B-3" hereto executed by Individual Guarantors to Bank, together with all modifications, renewals and extensions thereof or any part thereof.

         LIEN means any mortgage, deed of trust, pledge, security interest, assignment, encnmbrance or lien (statutory or otherwise) of every kind and character.

         LOAN means the loan made pursuant to Section 2 hereof

         LOAN DOCUMENTS means this Agreement, the Note, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

         MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower or Corporate Guarantor,
(il) the ability of the Borrower or the Corporate Guarantor to carry out its businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, (iii) the ability of Borrower or the Corporate Guarantor to perform fiiIly and on a timely basis its obligations under any of the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Bank thereunder.

         MATURITY DATE means July 12, 2003.

         MAXIMUM RATE means at any particular time in question, the maximum non-usurious rate of interest which wider applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

         NET INCOME means Borrowe?s and Corporate Guarantor's combined net income after income taxes calculated in accordance with GAAP.

         NET WORTH means Borrower's and Corporate Guarantor's combined net worth calculated in accordance with GAAP.

         NOTE means the Note, substantially in the form of Exhibit "A" hereto executed by Borrower, to evidence Borrower's indebtedness to Bank, together with all modifications, renewals and extensions thereof or any part thereof.

         PERMITTED LIENS shall mean any lien or encumbrance approved in writing by Bank before it is imposed on any of the Collateral.

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         PERSON means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof

         PLAN means any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

         PRIME RATE means a rate per annum equal to the prime rate of interest announced from time to time by the Wall Street Journal (which is not necessarily the lowest rate charged any customer of Bank), changing when and as said prime rate changes.

         SECURITY INSTRUMENTS is used collectively herein to mean this Agreement, the Guaranties, the Security Agreement, the Financing Statements and other collateral documents covering theFFl Note, the EWC Note, all collateral securing the FFI Note and the EWC Note, the UFEC Warrant, and all collateral described in Article HI of the EWC/FFI Loan Agreement or the EWC/FFI Security Instruments; all of such documents to be in form and substance satisfactory to Bank.

         SUBSIDIARY means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar flmctions are at the time directly or indirectly owned by Borrower or another subsidiary of Borrower, or the Corporate Guarantor or another subsidiary of the Corporate Guarantor.

         UFEC means United Fue1 & Energy Corporation, a Texas corporation.

         UFEC GUARANTY meansthe Guaranty given by UFEC to NWRas apart oftheEWC/FFILoan Transaction.

         UFEC WARRANT means the Warrant given by UFEC to NWR as a part of the EWC/FFl Loan Transactiorn

         2. Commitment of the Bank. Bank has agreed to loan Borrower the sum of $15,000,000.00 subject to the terms and provisions ofthis Agreement, repayable over 36 months as provided in the Note.

         3. Note Evidencing Loan. The Loan shall be evidenced by a promissory note of Borrower in the principal amount of$1 5,000,000.00, in the form ofExhibit "A" hereto (the "Note"). The unpaid principal balance of the Note shall beer interest from time to time as set forth in Section 4 hereof. The principal of th6 Note and interest thereon are payable monthly as provided inthe Note, with all unpaid principal and interest king due on the Maturity Date unless earlier due in whole or in part as a result

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of an acce1eration of the amount due. Any payment or prepayment received by
Bank at &iy time after 12:00 noon, Midland, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment of principal is received by Bank.

         4. Interest Rates. Borrower agrees to pay interest on the Note calculated on the basis of the actual number of days over 360 days elapsed in a year with respect to the unpaid principal amount of the Loan from and including the date of finding at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Prime Rate plus l% per annum. The initial interest rate provided in the Note is 10.5% and shall vary from time to time as the Prime Rate varies. Past due principal and, to the extent permitted by Iaw, past due interest, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate. The Bank shall determine each interest rate applicable to the Loan. The Bank shall give prompt notice to the Borrower of each rate of interest so determined and its determination thereof shall be concIusive absent error. If at any time the applicable rate of interest selected pursuant to Section 4 shall exceed the Maximum Rate,-thereby causing the interest on the Note to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Note below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Note if the rate or rates selected pursuant to Section 4 had at all times been in effect.

         5. Special Provisions Relating to EWC Note and FFI Not& Borrower agrees that at no time will the aggregate unpaid principal balance of the FFI Note and the EWC Note be less than the principal balance then owed on the Note. Ml payments or prepayments of principal, and all payments of interest up to the amount of interest accrued on the Note, made by EWC on the EWC Note, or FFI on the FFI Note, shall be paid by Borrower to Bank either as a part of the next payment due on the Note, or as a prepayment of principal of the Note, as the case may be. Bank may require EWC or FFI to make all payments directly to Bank, and upon Bank so requiring Borrower agrees to notif\r EWC and FFI to make such payments directly to Bank.

         6. Collateral Security. To secure the performance by Borrower of its ob1igations -hereunder, and under the Note and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof and substitutions therefore, Borrower shall grant and -assign to Bank a security interest inthe FFI Note, the EWC Note, the UFEC Guaranty, all collateral for the EWC Note and the FFI Note and the UFEC Guaranty as described in Article HI of the EWC/FFI Loan Agreement, and the UFEC Warrant. Ml security interests and other collateral which -Borrower grants to Bank are hereinafter collectively called the "Collateral".

         The granting and assigning of such security interests and Liens by Borrowershallbepursuant to Security Instruments in form and substance reasonably satisfactory to the Bank. Concurrently with -the delivery of each of the Security Instruments or within a reasonable time thereafter as specified in Section 12 hereof, Borrower shall fnrnishto the Bank an opinion letter from counsel for Borrower and Corporate Guarantor as to the priority and validity of the Note, the Agreenient, the Guaranties, and the Security Instruments, in form and substance acceptable to Bank. Borrower will cause to be executed and delivered to the Bank, in the fiiture, additional Security Instruments if the Bank reasonably deems such are necessary to insure perfection or maintenance of Bank' security interests in the Collateral, or any part thereof

         Bank, at its option at any time it deems it appropriate and at Borrower's sole expense, may obtain an appraisal of the Collateral or any part thereof. If such appraisal shows that the real and personal property portion of the Collateral has declined in value below $20,000,000.00, then upon demand by Bank Borrower wiJl either pledge additional Collateral acceptable to Bank to raise the value of the Collateral to $20,000,000.00 or make such prepayments as may be necessary to reduce the outstanding principal of the Note to Iess than 75% of the appraised value determined by the Bank.

         7. Commitment Fee and expenses. The Borrower shall pay to Bank a commitment fee 9f$45,000.00 upon finding of the Loan. At the closing of the funding, Borrower shall also pay Bank an amount equal to all reasonable expenses Bank incurs with respect to the Loan or perfection of security interests for the Loan, including (but not limited to) attorneys fees, appraisal fees or charges (including but not limited to reappraisal costs or charges pursuant to Paragraph 6 hereof), title insurance costs and fees, surveyors costs or fees, recording or ffiing fees, reproduction costs, and all other costs or expenses incurred by Bank. Borrower agrees to pay all of such expenses from time to time incurred by Bank during the period the Loan is outstanding upon presentation of billings by Bank for such expenses.

         8.       Prepayments.

         (a) VOLUNTARY PREPAYMENTS. Subject to the provisions of Section 5 hereo?, the Borrower may at any time and from time to time, without penalty or premium, prepay the Note, in whole or inpart.

         (b) MANDATORY PREPAYMENT FOR PRINCIPAL REDUCTION OF FFI NOTE OR EWC NOTE. If EWC with respect to the EWC Note, or FFI with respect to the FFI Note, ever makes a prepayment of principal on such note then Borrower shall make a prepayment on the Note in an equal amount. In the event the aggregate principal balance of the EWC Note and the FFI Note is ever less than the principal balance of the Note, the Borrower shall, within &3, (30) days after notification from the Bank, immediately prepay a sufficient amount of principal on the Note to reduce the principal balance of the Note to the theft aggregate principal balance of the EWC Note and the FFI Note.

         (c) MANDATORY PREPAYMENT TO REDUCE PRINCIPAL. Borrower agrees to make such prepayments of principal as may be required by Bank pursuant to Paragraph 6 of this Agreement if Borrower cannot or will not pledge additional collateral acceptable to Bank

         - 9. Borrower's Representations and Warranties. In order to induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank (which representations and warranties will survive the deIivery of the Note) that:

                  (a) CREATION AND EXISTENCE. Borrower is a corporation duly organzed, valid1y existing and in good standing under the laws ofthejurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrower has all power and authority to own its properties and assets and to transact the business in which each is engaged.

         (b) POWER AND AUTHORITY. Borrower is duly authorized and empowered to create and issue the Note; and Borrower is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agreement; and all corporate action on Borrower's part requisite for the due creation and issuance of the Note and for the due execution, delivery and performance ofthe Loan Documents, including this Agreement, has been duly and effectively taken.

         (c) BINDING OBLIGATIONS. This Agreement does, and the Note and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or kreafter in effect and relating to or affecting the enforcement of creditors' rights generally).

         (d) NO LEGAL BAROR RESULTANT LIEN. TheNote and the Loan Documents, including this Agreement, do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction,judgment, decree or writ to which Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Borrower, other than those contemplated by this Agreement.

         (e) NO CONSENT. The execution, delivery and performance by Borrower of the Note and the Loan Documents, including this

Agreement, does not require the consent or approval of any other Person, including without limitation any consent required under the indenture or any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof

         (f) FINANCIAL CONDITION. The unaudited Financial Statements of Borrower dated March 31, 2000, which have been delivered to Bank are complete and correct in all material respects, and filly and accurately reflect in all material respects the financial condition and results of the operations of the Borrower as of the date or dates and for the period or periods stated. No change has since occurred inthe condition, financial or otherwise, ofthe Borrower which is reasonably expected to have a Material Adverse Effect.

         (g) LIABILITIES. BORROWER has no material liability, direct or contingent, except as disclosed to the Bank in such March 31, 2000 Financial Statements. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law br governmental regulation or otherwise relative to the business, assets or properties of Borrower which is reasonably expected to have a Material Adverse Effect.

         (h) LITIGATION. There is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrower threatened against or affecting Borrower which involves the possibility of any judgment or liability not fiiily covered by insurance, or which presents a risk (other than a remote risk) of having a Material Adverse Effect.

         (i) TAXES: GOVERNMENTAL CHARGES. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied Up0fl them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay presents a risk (other than a remote risk) of having a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereofas required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         (j) TITLES. BORROWER has good and defensible title to substantially all of its assets, free and clear of all liens or other encumbrances except as disclosed on the March 31, 2000 Financial Statements or Permitted Liens and contracts, agreements and instruments, and all defects and irregularities and other matters affecting Borrower's assets and properties which were in existence at the time Borrower's assets and properties were originally acqulred by Borrower, and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's assets and properties, considered in the aggregate.

         (k) DEFAULTS. BORROWER is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, mdenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower is a party in any respect that presents a risk (other than a remote risk) of having a Material Adverse Effect No Default or Event of Default hereunder has occurred and is continuing.

         (l) CASUALTIES: TAKING OF PROPERTIES. Since the dates of the latest Financial Statements of the Borrower delivered to Bank, neither the business nor the assets or properties of Borrower has been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of prope?ty or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereofi riot, activities of armed forces or acts of God or of any public enemy.

         (m) USE OF PROCEEDS: MARAIN STOCK. The proceeds of the Loan may be used by the Borrower for the purposes ofworking capital and other general corporate purposes. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.- Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G or U.

         Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation G or U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect

         (n) LOCATION OF BUSINESS AND OFFICES. The principal place of business and chief executive offices of the Borrower is located at the address stated in Section 2l hereof

         (o)      COMPLIANCE WITH THE LAW. Borrower:

         (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, or any of its assets or properties are subject; or

         (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

         which violation or failure presents a risk (other than a remote risk) of having a Material Adverse Effect.

         (p) NO MATERIAL MISSTATEMENTS. No information, exhibit or report firnished by Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         (q) NOT A UTILITY. Borrower is not an entity engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (lii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

         (r) ERISA. Borrower is in compliance in all material respects withthe applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrower.

                  (s) PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a"subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                   (t) SUBSIDIARIES. All of the Borrower's Subsidiaries are listed on Schedule "1" hereto.

                  (u) ENVIRONMENTAL MATTERS. Borrower (i) has not received notice or otherwise learned of any Environmental Liability which presents a risk (other than a remote flak) of having a Material Adverse Effect arising in connection with (A) any noncompliance with or violation of the requirements of any Environmental Law or (B) the release or threatened re1ease of any toxic or hazardous waste into the environment, (ii) has not received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would present a risk (other than a remote risk) of having a Material Adverse Effect or (iii) has not received notice or otherwise learned of any federal or-state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower is or may be liable which may reasonably be expected to result in a Material Adverse Effect

         10. Corporate Guarantor's Representations and Warranties. In order to induce the Bank to enter into this Agreement, the Corporate Guarantor represents and warrants to the Bank (which representations and warrantibs will survive the delivery of the Corporate Guarantor's Guaranty) that:

                  (a) CREATION AND EXISTENCE. Corporate Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualifY may result in a Material Adverse Effect. Corporate Guarantor has all power and authority to own its - properties and assets and to trsact the business in which each is engaged.

                  (b) POWER AND AUTHORITY. Corporate Guarantor is duly authorized and empowered to create and issue the Corporate Guarantor's Guaranty; and Corporate Guarantor is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agredment; and all corporate action on Corporate Guarantor's part requisite for the due creation and issuance of the Corporate Guarantor's Guaranty and for the due exeeution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

                  (c) BINDING OBLIGATIONS. This Agreement does, and the Corporate Guarantor's Guaranty and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Corporate Guarantor, enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtorrelieflaws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights general1y).

                  (d) NO LEGAL BARORRESULTANT LIEN. The Corporate Guarantor's Guaranty andthe Loan Documents, including this Agreement, do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction,judginent, decree or writto which Corporate Guarantor is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Corporate Guarantor, other than those contemplated by this Agreement.

                  (e) NO CONSENT. The execution, delivery and performance by Corporate Guarantor of the Corporate Guarantor's Guaranty and the Loan Documents, including this

         Agreement, does not require the consent or approval of any other Person, including without limitation any consent required under the indenture or any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                  (f) FINANCIAL CONDITION. The unaudited Financial Statements of Corporate Guarantor dated March 31, 2000, which have been delivered to Bank are complete and correct in all material respects, and fii1ly and accurately reflect in all material respects the financial condition and results of the operations of the Corporate Guarantor as of the date or dates and for the period or periods stated. No change has since occurred in the condition, fmancial or otherwise, of the Corporate Guarantor which is reasonably expected to have a Material Adverse Effect.

                  (g) LIABILITIES. Corporate Guarantor has no material liability, direct or contingent, except as disclosed to the Bank in such March 31, 2000 Financial Statements. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Corporate Guarantor which is reasonably expected to have a Material Adverse Effect

                  (h) LITIGATION. There is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Corporate Guarantorthreatened against or affecting Corporate Guarantorwhich involves the possibility ofanyjudgment or liability not %Ily covered by insurance, or which Wesents a risk (other than a remote risk) of having a Material Adverse Effect.

                  (i) TAXES; GOVERNMENTAL CHARGES. Corporate Guarantor has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure ofwhich to pay presents arisk (other than a remote risk) of having a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         (j) TITLES. CORPORATE Guarantor has good and defensible title to substantially all of its assets, free and clear of all liens or other encumbrances except as disclosed in the Financial Statements dated March 31, 2000 or Permitted Liens and contracts, agreements and instruments, and all defects and irregularities and other matters affecting Corporate Guarantor's assets and properties which were in existence at the time Corporate Guanto?s assets and properties were originally acquired by Corporate Guarantor, and all routine operational agreements entereQ into in the ordinary course of business, which contracts, agreements, Instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Corporate Guarantor's assets and properties, considered in the aggregate.

         (k) DEFAULTS. CORPORATE Guarantor is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of ndtice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Corporate Guarantor is aparty in any respect that presents a risk (other than a remote risk) of having a Material Adverse Effect. No Default 6r Event of Default hereunder has occurred and is continuing.

         (I) CASUALTIES: TAKING OF PROPERTIES. Since the dates of the latest Financial Statements of the Corporate Guarantor delivered to Bank, neither the business nor the assets or properties of Corporate Guarantor has been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation 'of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         (m) LOCATION OF BUSINESS AND OFFICES. The principal place of business and chief executive offices of the Corporate Guarantor is located at the address stated in Section 21 hereof

         (n)      COMPLIANCE WITH THE LAW. Corporate Guarantor:

         (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Corporate Guarantor, or any of its assets or properties are subject; or

         (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

which violation or failure presents a risk (other than a remote risk) of having a Material Adverse Effect

         (o) NO MATERIAL MISSTATEMENTS. No information, exhibit or report fiirnished by Corporate Guarantor to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         (p) ERISA. Corporate Guarantor is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occrrred with r9spect to any Plan of Corporate Guarantor.

         (q) PUBLIC UTILITY HOLDING COMPANY ACT. Corporate Guarantor is not a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a"subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (r) SUBSIDIARIES. All of the Corporate Guarantor's Subsidiaries are listed on Schedule "l" hereto.

         (s) ENVIRONMENTAL MATTERS. Corporate Guarantor (i) has not received notice or otherwise learned of any Environmental Liability which presents a risk (other than a remote risk) ofhaving a Material Adverse Effect arising in connection with (A) any noncompliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has not received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would present a risk (other than a remote risk) of having a Material Adverse Effect or (iii) has not received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Corporate Guarantor is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

         (t) LIENS. Except (i) as disclosed on the March 31, 2000 Financial Statements and (il) for Permitted Liens, the assets and properties ofthe Corporate Guarantor are free and clear of all Liens and encumbrances.

Il. Individual Guarantor's Representations and Warranties. In order to induce the Bank to enter into this Agreement, each Individual Guarantor represents and warrants to the Bank

(which representations and warranties will survive the delivery of the Individual Guarantor's Guaranty) that:

                  (a) BINDING OBLIGATIONS. This Agreement does, and the Individual Guarantor's Guaranty and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Individual Guarantor, enforceable in accordance with their respective tens (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relieflaws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

                  (b) NO LEGAL BARORRESULTANTLIEN. The Individual Guarantor's Guaranty and the Loan Documents, including this Agreement, do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction,judument, decree or writ to which Individual Guarantor is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of Individual Guarantor, other than those contemplated by this Agreement.

                  (c) NO CONSENT. The execution, delivery and performance by Individual Guarantor of the Individual Guarantor's Guaranty and the Loan Documents, including this Agreement, does not require the consent or approval of any other Person, including without limitation any consent required under the indenture or any regulatory authority or governmental hody of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                  (d) FINANCIAL CONDITION. The unaudited Financial Statements of Individual Guarantor dated December 31, 1999,. which have been delivered to Bank are complete and correct in all material respects, and filly and accurately reflect in all material respects the financial condition and results of the operations of the Individual Guarantor as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Individual Guarantor which is reasonably expected to have a Material Adverse Effect.

                  (e) LIABILITIES. INDIVIDUAL Quarantorhas no material liability, direct orcontingent, except as disclosed to the Bank in such December 31, 1999 Financial Statements. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental r6gulation or otherwise relative to the business, assets or properties of Individual Guarantor which is reasonably expected to have a Material Adverse Effect

                  (f) LITIGATION. There is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the Individual Guarantor threatened against or affecting Individual Guarantor which involves the possibility of any judgment or liability not fill1y covered by insurance, or which presents a risk (other than a remote risk) of having a Material Adverse Effect.

         (g) TAXES: GOVERNMENTAL CHARGES. Individual Guarantor has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure ofwhich to pay presents arisk (other than a remote risk) of having a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

         (h) TITLES. INDIVIDUAL Guarantor has good and defensible title to substantially all of its assets, free and clear of all liens or other encumbrances except as disclosed on the December 31, I 999 Financial Statements or Permitted Liens and contracts, agreements and instruments, and all defects and irregularities and other matters affecting Individual Guarantor's assets and proporties which were in existence at the tinie Individual Guarantor's assets and properties were originally acquired by Individual Guarantor, and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregulariti es and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Individual Guarantor's assets and properties, considered in the aggregate.

         (i) DEFAULTS. INDIVIDUAL Guarantor is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Individual Guarantor is aparty in any respect that presents a risk (other than a remote risk) of having a Material Adverse Effect. No Default or Event of Default hereunder has occurred and is continuihg.

         (j) CASUALTIES: TAKING OF PROPERTIES. Since the dates of the latest Financial Statements of the Individual Guarantor delivered to Bank, neither the business nor the assets or properties of Individual Guarantor has been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or takihg of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         (k) LOCATION OF BUSINESS AND OFFICES. The principal place of business offices of the Individual Guarantor is located at the address stated in Section 21 hereoL

         (l) COMULIANCE WITH THE LAW. Individual Guarantor is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Individual Guarantor, or any of his assets or properties are subject, which presents a risk (other than a remote risk) of having a Material Adverse Effect.

                  (m) NO MATERIAL MISSTATEMENTS. No information, exhibit or report fiunished by Individual Guarantor to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement co;itained therein not materially misleading.

                  (n) CORPORATIONS. All of the corporations or other entities (other than publicly traded corporation in which Individual Guarantor owns less than 1% interest) in which Individual Guarantor owns an interest are listed on Schedule "2" hereto.

                  (o) ENVIRONMENTAL MATTERS. Individual Guarantor (i) has not received notice or otherwise learned of any Environmental Liability which presents a risk (other than a remote risk) ofhaving a Material Adverse Effect arising in connection with (A) any noncompliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release ofany toxic or hazardous waste into the environment, (ii) has not received notice of any threatened or actual liability in connection with the release or notice of any threatened release ofany toxic or hazardous waste into the environment which would present a risk (other than a remote risk) of having a Material Adverse Effect or (ill) has not received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or thrcatened release of any toxic or hazardous waste into the environment for which Individual Guarantor is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

                  (p) LIENS. Except (i) as disclosed on the December 31, 1999 Financial Statements and (ii) for Permitted Liens, the assets and properties ofthe Individual Guarantor are free and clear of all liens and encumbrances.

         12.      Condition, of Lending.

         (a) The effectiveness of this Agreement, and the obligation to make the Loan under the commitment shall be subject to satisfaction of the following conditions precedent:

                  (i) EXECUTION AND DELIVERY. (A)The Borrower shall have executed and delivered the Agreement, the Note and other required Loan Documents, all in form and substance satisfactory to the Bank; and (B) the Corporate Guarantor and the Individual Guarantors shall have executed and delivered their respective Guaranties in the form of Exhibits "B-l" through "B-3" hereto;

                  (ii) LEGAL OPINION. The Bank shall have received: (A) from Borrowe?s legal counsel, a favorable legal opinion in form and substance satisfactory to it (i) as to the matters set forth in Subsections 9(a), (b), (c), (d), (e), (h), (q), (s), and (t) hereof and
         (ii) as to such other matters as Bank or its counsel may reasonably request; (B)from Corporate Guarantor's legal counsel, a favorable legal opinion in form and substance satisfactory to it (i) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e), (h),(q), and (r) hereof and (ii) as to such other matters as Bank or its counsel may reasonably request; and (C) from Individual Guarantor's legal counsel, a favorable legal opinion in form and substance satisfactory to it (i) as to the matters set forth in Subsections 11(a), (b), and (c) hereof and (ii) as to such other matters as Bank or its counsel may reasonably request

         (iii) CORPORATE RESOLUTIONS. The Bank shall have received appropriate certified corporate resolutions of Borrower and Corporate Guarantor authorizing the Loan and the execution of the Note, the Corporate Guarantor's Guaranty, and all of the Loan Documents;

         (iv) GOOD STANDING. The Bank shall have received evidence of existence, due qualification, and good standing for Borrower and Corporate Guarantor from appropriate state officials in Texas;

         (v) INCUMBENCY. The Bank shall have received a signed certificate of Borrower and Corporate Guarantor certifying the names of the officers of Borrower and Corporate Guarantor authorized to sign loan documents on behalf of Borrower and Corporate Guarantor, together with the true signatures ofeach such officer. The Bank may conclusively rely on such certificate unffl the Bank receives a fliher certificate ofBorrower or Corporate Guarantor canceling or amending the prior certificate and submitting signatures of the officers named in such fbrther certificate;

         (vi) ARTICLES OF INCORPORATION AND BVLAWS. The Bank shall have received copies of the Articles of Incorporation of Borrower and Corporate Guarantor and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of Borrower arid Corporate Guarantor and all amendments thereto, certified by Borrower as being true, correct and complete;

         (vii) SECURITY AGREEMENTS. The Bank shall have received Security Instruments covering (a) the Borrower's EWC Note, FFI

Note, and all collateral securing payment thereof and all guaranties therefor, as listed in detail in Article III ofthe EWC/FFI Loan Agreement; and (b) the ECW/FFI Warrant; satisfactory to Bank and its counsel;

         (viii) REPRESENTATION AND WARRANTIES. The representations and warranties of Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

         (ix) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuIng nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

              (x) OTHER DOCUMENTS. Bank shall have received such other instruments, documents and local counsel opinions inci4ental and appropriate to the transaction provided for herein as Bank or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Bank; and

              (xi) LEGAL MATTERS SATISFACTORY. All legal matters incident to the consummation of the transactions contemplated hereby..shall be reasonably satisfactory to special counsel for Bank retained at the expense of the Borrower.

              (xii) CONDITIONS IN THE EWC/FFI LOAN AGREEMENT SATISFIED. All of the Conditions for Lending set forth in Article VII of the EWC/FFI Loan Agreement shall be satisfied, in Bank's opinion.

              (xiii) MINIMUM NET WORTH REQUIREMENT. Corporate Guarantor shall have a minimum Net Worth of $7,500,000.00 calculated according to GAAP.

         13. Affirnative Covenanft ofBorrower. A deviation from the provisions ofthis Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this Section l3 from the date hereof and for so long as any amount is owed to the Bank under this Agreement or the other Loan Documents.

                  (a) FINANCIAL STATEMENTS AND REPORTS. Borrower shall promptly finnish to Bank from lime to time upon request such inf6rmation regarding the business and affairs and financial condition of Borrower, as the Bank may reasonably request, and will also fiiniish to Bank:

                  (i) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the'close of each fiscal year, the annual audited consolidated and consolidating Financial Statements of Corporate Guarantor (Borrower's parent corporation) together with an unaudited annual Financial Statement of Borrower prepared by Borrower's chief financial officer whIch discloses the individual financial condition of Borrower, prepared in accordance wiffi GAAP accompanied by an opinion rendered by an independent accounting firm reasonably acceptable to the Bank as to such consolidated Financial Statements;

                  (ii) MONTHLY OR OUARTERLV FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of the calendar month or quarter as applicable of each year, the monthly (if prepared by Borrower, or if not, quarterly) unauditedconsolidatedandconsolidatingFinanciai
                  Statements ofBorrowerprepared in accordance with GAAP;

                  (iii) OUARTERLY REPORT ON PROPERTIES. At the end of each calendar quarter, and at such other times as Bank may request, a report of all property owned;

                  (iv) MONTHLY SALES REPORTS. Within forty-five (45) days after the end of each month, a monthly report, in form and substance satisfactory to the Bank, indicating the next preceding month's revenues, expenses and net income, with detailed calculations and .worksheets, all in form and substance satisfactory to Bank;

                  (v) ADDITIONAL INFORMATIOIT Promptly upon request of the Bank from time to time any additional financial information or other information that the Bank may reasonably request.

All such reports, information, balance sheets and Financial Statements referred to in Subsection 13(a) above shall be in such detail as the Bank may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

In addition Borrower shall firnish all financial information, reports, and certificates of compliance that EWC and/or FFI shall fijrflish to Borrower pursuant to Article V of the EWC/FFI Loan Agreement within 10 business days of receipt thereof.

         (b) CERTIFICATES OF COMPLIANCE. Concurrently with the finnishing of the annual audited Financial Statements pursuant to Subsection I 3(a)(i) hereof and the monthly or quarterly unaudited Financial Statements pursuant to Subsection 13(a)(ii) hereoi, Borrower will frrnish or cause to be fi1mished to the Bank a certificate signed by the President or Chief Financial Officer of Borrower, (i) stating that Borrower has &Ifilled in all material respects its obligations under the Note and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue as of the date of such certificate (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or speci?ying the nature of any change), or if a Default has occurred, specifring the Default and the nature and status thereol; (ii) that EWC and FFI have fiiIfillcd in all material respects their obligations under the FWC Note or the FFI Note and the EWC/FFI Loan Agreement and all of the Loan Documents described therein, and that all representations and warranties made in the EWC/F Fl Loan Agreement continue as of the date of such certificate (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specil~ing the Default and the nature and status ffiereol; (ili) to the extent requested from time to time by the Bank, specifically affirming compliance of Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iv) summarizing any property sales during such period; and (v) containing or accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

         (c) ACCOUNTANTS' CERTIFICATE. Concurrently with the fiimishing of the annual audited Financial Statement pursuant to Section I 3(a)(i) hereof; Borrower will firnish a statement from the firm of independent public accountants which prepared such Financial Statement to the effect that notlting has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default

         (d) TAXES AND OTHER LIENS. The Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies iinposed upon the Borrower or upon the income or any assets or property of Borrower, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrower shall have set up adequate reserves therefor, if required, under GAAP.

         (e) COMPLIANCE WITH LAWS AND CONTRACTS. Borrower will observe and comply, in all material respects, with all applicable laws, statutes, cpdes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions of all federal, state, county, municipal and other governments, departtnents, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, and with all indentures, oil and gas leases and other material leases, contracts and agreements binding upon Borrower or its properties.

         (f) FURTHER ASSURANCES. The Borrower will cure promptly any defects in the creation and issuance of the Note and the execut;on and delivery ofthe Note and the Loan Documents, including this Agreement. The Borrower at its sole expense will promptly execute and deliver to Bank upon reasonable request by Bank all such other and fiwther documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Note or more Amy to state the obligations set out herein.

         (g) PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Note and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

         (h) INSURANCE. The Borrower now maintains and will continue to maintain insurance with financially sound and reputable iuuurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Bank, the Borrower will Thrnirish or cause to be frnnished to the Bank from time to time a summary of the respective insurance coverage of Borrower in form and substance satisfactory to the Bank, and, if requested, will fiinish the Bank copies of the applicable policies. Upon demand by Bank any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (IS) days prior notice to Bank, (ii) to provide for insurance against fire, casualty and oTher hazards normally insured against, in the amount of the hill value (less a reasonable deductible not to exceed amounts customary in The industry for similarly situated business and properties) ofthe property msured, and (iii) to provide for such other matters as the Bank may reasonably require. The Borrower shall at all times maintain adequate insrance with respect to all of its assets against its liability for ii'jury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability, worker's compensation and automobile liability. Additionally, the Borrower shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

         (i) ACCOUNTS AND RECORDS. Borrower will keep books, records and accounts in which hill, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Borrower's auditors.

         (j) Ri ht ofins ction. Borrower will permit any officer, employee or agent ofthe Bank to examine Borrower's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Bank may reasonably request. The Bank will use reasonable efforts to keep all Confidential Information (as herein defined) confidential and not to disclose or reveal the Confidential Information or any part thereof other tl1in (i) as required by law or judicial order, and (ii) to its Affiliates, officers, employees, legal counsel, regulatory authorities, accountants or advisors, or (iii) as may be advisable or required in connection with the enforcement of The Bank's rights and remedies under the Note, this Agreement and the other Loan Documents. As ueed herein, "Confidential Information" means information about The Borrower fbnlshed by the Borrower to the Bank, but does not include information (i) which was publicly known, or otherwise known to the Bank, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by The Bank, or (iii) which otherwise becomes known to the Bank, other than through disclosure by the Borrower.

         (k) NOTICE OF CERTAIN EVENTS. The Borrower shall promptly noti?y The Bank if Borrower learns of The occurrence of(i) any event which constitutes a Default or an Event of Default together with a detailed statement by Borrower ofthe steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrower or any of the assets or properties of Borrower which, if adversely determined, would present a risk (other than a remote risk) of having a Material Adverse Effect; (iii) any dispute between Borrower and any governmental or regulatory body or any other Person which, if adversely determined, would present a risk (other than a remote risk) of having a Material Adverse Effect; (iv) any other matter which in Borrower's reasonable opinion could have a Material Adverse Effect; and
(v) any default or Event of Default by ECW, FFI, or UFEC under the EWC/FFI Loan Agreement

         (l) ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly funrnish to the Bank immediately upon beeomihg aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 ofthe Internal Revenue Code of 1954, as amehded, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer ofBorrower specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

         (m) ENVIRONMENTAL REPORTS AND NOTICES. The Borrower will deliver to the Bank: (i) promptly upon its becoming available, one copy of each report sent by Borrower to any court, governmental agency or instrmentaiity pursuant to any Environmental Law; and (ii) notice, in writing, promptly upon Borrower's receipt of notice or otherwise Iearning of any claim, demand, action, event, condition, report or mvestigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation ofthe requirements of any Environmental Law would present a risk (other than a remote risk) of having a Material Adverse Effect or (y) the release or threatened release of any toxic or hazardous waste into the environment which would present a risk (other than a remote risk) of having a Material Adverse Effect or which release Borrower would have a duty to report to any court or government agency or instrumentality.

         (n) COMPLIANCE AND MAINTENANCE. The Borrower will observe and comply in all material respects with all Environmental Laws.

         (o) CHANGE OF PRINCIPAL PLACE OF BUSINESS. Borrower shall give Bank at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 21 hereofl

         14. Negative Covenants of Borrower. A deviation from the provisions of this Section 14 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank prior to the date of deviation. The Borrower will at all times comply with the covenants contained in this Section 14 from the date hereof and for so long as the conunitment is in existence or any amount is owed to the Bank or the Bank~der this Agreement or the other Loan Documents.

         (a)      NEGATIVE PLEDGE. Borrower shall not:

                    (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

                    (ii) sell, lease, transfer or otherwise dispose of any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrowe?s businesses and (B) sales made with the consent of Bank.

         (b) CONSOLIDATIONS AND MERGERS. Without the written consent ofBank, Borrower will not consolidate or merge with or into any other Person.

         (c) DEBTS. GUARANTIES AND OTHER OBLIGATIONS. Borrower will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the finnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

                    (i) the Note and any renewal or increase thereof, or other indebtedness of the Borrower heretofore disclosed to Bank in the Borrower's Financial Statements; or

                  (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                    (iii) other indebtedness of any nature not in excess of $100,000 in the aggregate; or

                    (iv) lease or rentai agreements not requiring annual rental payments in excess of $100,000 in the aggregate; or

                    (v) any renewals or extensions of (but not increases in) any of the foregoing.

         (d) DIVIDENDS. Without the written consent of Bank, Borrower will not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such.

         (e) LOANS AND ADVANCES. Other than the loan made pursant to the EWC/FFI Loan Agreement, Borrower shall not make or permit to remain outstanding any loans or advances to or in any Person, except that the foregoing restriction shall not apply to:

                  (i) loans or advances to any Person, the material details of which have been set forth in the Financial Statement of the Borrower heretofore fiJnished to Bank; or

                  (ii) advances made in the ordinary course of Borrower's business to Persons who are not its Affiliates.

         (f) PAYABLES AND RECEIVABLES. Borrower wi1l not discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable. Borrower will diligently attempt to collect all of its receivables, including those owing by Affiliates. Borrower will not permit any account payable-to remain outstanding for more than ninety (90) days unless such account payable is being contested by Borrower in good faith, with the exception of inter-company accounts involving its parent compan or wholly owned subsidiaries of

& its~arentcompany,.~~ ~~% Oc&&~ ~tLL&~di&cies.

                  (h) NATURE OF BUSINESS. Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof.

                  (i) TRANSACTIONS WITH AFFILIATES. Borrower will not enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to Borrower than would be obtained in a transaction negotiated at arm's length with an unrelated third parry.

                  (j) INVESTMENTS. Borrower shall-not make any investments in any Person, except such restriction shall not apply to:

                           (i) investments in dIrect obligations of the United
                  States of Ameri ca or any agency thereof;

                           (ii) investments in certificates of deposit issued by
                  the Bank or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a rating of(A) 50 or above by Sheshunoff and
                  (B) "B" or above by Keef-Bmett; or

                           (iii) investments in insured money markef fluids and
                  other similar accounts at Bank or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett.

                  (k) AMENDMENT TO ARTICLES OF INCORPORATION OR BNRLAWS. Borrower will not permit any amendment to, or any alteration of; its Articles of Incorporation or Bylaws.

                  (l) ISSUANCE OF STOCK. Borrower shall not issue apy stock after the Effective Date.

                  (m) AMENDMENTS TO AND REDEMPTION OF EQUITY. Borrower shall not
         (i) amend any outstanding equity issue after the Effective Date without the consent of Bank, or (ii) redeem any stock without the written consent of Bank.

                  (n) PAYMENT OR PRE-PAVMENT OF OTHER INDEBTEDNESS. Except as otherwise provided for in this Agreement, while the Note is outstanding, without the written consent of Bank Borrower shall not make any unscheduled principal payments on or redeem any of its indebtedness (other than indebtedness owed the Bank hereunder) or purchase or redeem any of its equity.

         15. Affirmative Covenants of Corporate Guarantor. A deviation from the provisions of this Section 15 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank prior to the date of deviation. The Corporate Guarantor 'will at all times comply with the covenant contained in this Section IS from the date hereof and for so long as any amount is owed to the Bank or the Bank under this Agreement or the other Loan Documents.

         (a) FINANCIAL STATEMENT AND REPORTS. CORPORATE Guarantor shall promptLy krnish to Bank from time to time upon request such information regarding the business and affairs and financial condition of Corporate Guarantor, as the Bank may reasonably request, and will also finish to Bank:

                  (i) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the close of each fiscal year, the annual audited consoIidated and consolidating Financial Statements of Corporate Guarantor (including a statement of shareholders' equity), prepared in accordance with GAAP accompanied by an opinion rendered by an independent accounting firm reasonably acceppable to the Bank as to such consolidated Financial Statements;

                  (ii) MONTHIY OR OUARTERLV FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after thp end of the calendar month or quarter as applicable of each year, the monthiy (if prepared by Corporate Guarantor, or if not, quarterly) unaudited consolidated and consolidating Financial Statements of Corporate Guarantor prepared in accordance with GAAP; and

                  (iii) ADDITIONAL INFORMATION. Upon request of the Bank from time to time any additional financial information or other information that the Bank may reasonably request.

All such reports, information, balance sheets and Financial Statements referred to in Subsection 15(a) above shall be in such detail as the Bank may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

         (b) CERTIFICATES OF COMPLIANCE. Concurrently with the fUrnishing of the annual audited Financial Statements pursuant to Subsection 13(a)(i) hereof and the monthiy or quarterly unaudited Financial Statements pursuant to Subsection 13(a)(ii) hereof, Corporate Guarantor will fUrnish or cause to be fUrnished to the Bank a certificate signed by the President or Chief Financial Officer of Corporate Guarantor, (i) stating that Corporate Guarantor has &1filled in all material respects its obligations under the Corporate Guarantor's Guaranty and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue as of the date of such certificate (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specilving the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Bank, specifically affirming compliance of Corporate Guarantor in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; and
(iii) contaming or accompanied by ~ucli financial or other details, rnformation and material as the Bank may reasonably request to evidence such compliance.

         (c) ACCOUNTANTS' CERTIFICATE. Concurrently with the fUrnishing of the annual audited Financial Statement pursuant to Section I 3(a)(i) hereo?, Corporate Guarantor will fUrnish astatement from the firm of independent public accountants which prepared such Financial Statement to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

         (d) TAXES AND OTHER LIENS. The Corporate Guarantor will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Corporate Guarantor or upon the income or any assets or property of Corporate Guarantor, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien or other encumbrance upon any or all of the assets or property of Corporate Guarantor; provided, however, that Corporate Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereofshall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Corporate Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

         (e) COMPLIANCE WITHLAWS AND CONTRACTS. Corporate Guarantor will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrces, injunctions, ruies, regulations, orders and restrictions of all~federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, and with all indentures, oil and gas leases and other material leases, contracts and agreements binding upon Corporate Guarantor or its properties.

         (f) FURTHER ASSURANCES. The Corporate Guarantor will dure promptly any defects in the creation and issuance of the Loan Documents, including this Agreement. The Corporate Guarantor at its sole expense will promptly execute and deliver to Bank upon reasonab1e request by Bank all such other and firther documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Corporate Guarantor's Guaranty or more filly to state the obligations set out herein.

         (g) PERFORMANCE OF OBLIGATIONS. The Corporate Guarantor will do and perform every act and discharge all of the ob1igations provided to be performed and discharged by the Corporate Guarantor under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

         (h) INSURANCE. The Corporate Guarantor now maintains and will continue to nuiintain insurance with financially sound and reputable insurerS with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the ease of persons engaged in the same or simi1ar businesses and similarly situated.

         (i) ACCOUNTS AND RECORDS. Corporate Guarantor will keep books, records and accounts in which fiiIl, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Corporate Guarantor's auditors.

         (j) RIGHT OF INSPECTION. Corporate Guarantor will permit any officer, employee or agent of the Bank to examine Corporate Guarantor's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Bank may reasonably request. The Bank will use reasonable efforts to keep all Confidential Information (as herein defined) confidential and not to disclose or reveal the Confidential Information or any part thereof other than (i) as required by law or judicial order, and (ii) to its Affiliates, officers, employees, legal counsel, regulatory authorities, accountants or advisors, or
(iii) as may be advisable or required in connection with the enforcement of the Bank's rights and remedies underthe Corporate Guarantor's Guaranty, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about the Corporate Guarantor fUrnished by the Corporate Guarantor to the Bank, but does not include information (i) which was public1y known, or otherwise known to the Bank, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Bank, or (iii) which otherwise becomes known to the Bank, other than through disclosure by the Corporate Guarantor.

         (k) NOTICE OF CERTAIN EVENTS. The Corporate Guarantor shall promptly notiiy the Bank if Corporate Guarantor learns of the occurrence of(i) any event which constitutes a Default or an Event of Default together with a detailed statement by Corporate Guarantor of the steps being taken to cure such Event of Default; (iD any legal, judicial or regulatory proceedings affecting Corporate Guarantor or any of the assets or properties of Corporate Guarantor which, if adversely determined, would present a risk (other than a remote risk) of having a Material Adverse Effect; (ili) any dispute between Corporate Guarantor and any governmental or regulatory body or any other Person which, if adversely determined, would present arisk (otherthan arernote risk) of having a Material Adverse Effect; (iv) any other matter which in Corporate Guaranto?s reasonable opinion could have a Material Adverse Effect; and (v) any default or Event of Default by ECW, FFI, or UFEC under the EWC/FFI Loan Agreement.

         (l) ERISA INFORMATION AND COMPLIANCE. The Corporate Guarantor will promptly fUrnish to the Bank imrnediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Corporate Guarantor specil~ing the nature thereof, what action Corporate Guarantor is taking or proposes to take with respect thereto, and, when known, any action taken by the Interual Revenue Service with respect thereto.

         (m) Chan e of Princi al Place of Business. Corporate Guarantor shall give Bank at least thjrw (30) days prio written notice of its intention to move its principal place of business from the address set forth in ection 21 hereof.

         (n) Main in MiniInum Net Worth. At all times while any part of the Loan is unpaid Corporate Guaranto will maihtain a iniiiirnum Net Worth of $7,500,000.00 calculated according to GAAP.

         16. Nega e Covenants of Corporate Guarantor. A deviation from the provisions of this Section 16 shall not constitute an Event of Default under this Agreement if such deviation is consented to in wri g by the Bank prior to the date of deviation. The Corporate Guarantor will at all times comply wi the covenants contained in this Section 16 from the date hereof and for so long as the Loan is in exi ence or any amount is owed to the Bank or the Bank under this Agreement or the other Loan Doc ents.

         (a)      Ne a ive Pled e. Corporate Guarantor shall not:

                  (i) create, incur, assume or permit to exist any lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

                  (ii) sell, lease, transfer or otherwise dispose of any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Corporate Guarantor's businesses and (B) sales made with the consent of

         (b) Cons lidations and Mer ers.V?rporate Guarantor will hot conso1idate or merge with~~ or into any other Per on.

         (c) Debts Guaranties and Other Obli ations. Corporate Guarantor wiU not guaantee or otherwise in any m er bocome or be liab1e in respect of any indebtedness, Iiabilities or other -obligations of any o er Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the fUrnishing of fluids to any other Person through the purchase or lease of goods, supplies o services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of pa ing or discharging the indebtedness of any other Person, or otherwise, except that Qe foregoing re (Degree)ctions shall not apply to:

                  (i) the Corporate Guarantor's Guaranty and any renewal or
             increase thereof, or other indebte ess ofthe Corporate Guarantor heretofore disclosed to Bank in the Corporate Guarantor's ancial Statements; or

                  (ii) taxes, assessments or other government charges which
             are not yet due or are being conte ed in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                  (iii) other indebtedness of any nature not in excess of
             $500,000 in the aggregate; or

                  (iv) lease-or rental agreements not requiring annual rental payments in excess of $ 100,000 in the aggregate; or

                  (v) any renewals or extensions of (but not increases in) any of the foregoing.

         (d) DIVIDENDS. Without the written consent of Bank, Corporate Guarantor will not declare or pay any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such; provided, however, that the Corporate Guarantor may continue the program of redeeming equity ownership of its customers as set forth in ;HATZZRTAIN PROFLP?CTU3 DATED
       P.  199  INNU:D K' Corporate Guarantor.       %ft~~ft~.v~ ~o~p~r'Ac
                  p(cL~ oW ~
         (e) LOANS AND ADVANCES. Other than the loan made pursuant to the EWC/FFI Loan Agreement, Corporate Guarantqr shall not make or permit to remain outstanding any loans or advances to or in any Person, except that the foregoing restriction shall not apply to loans or advances to any Person, the material details of which have been set forth in the Financial Statements of the Corporate Guarantor heretofore fUrnished to Bank.

         (f) PAVABLES AND RECEIVABLES. Corporate Guarantor will not discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable. Corporate Guarantor will diligently attempt to collect all of its receivables, including those owing by Affiliates. Corporate Guarantor will not permit any account payable to remain outstanding for more than ninety (90) days unless such account payable is being contested by Corporate Guarantor in good faith, with the exception of inter-company accounts involving its parent company or wholly owned subsidiaries of its parent company.

         (g) NATURE OF BUSINESS. Corporate Guarantor will not permit any material change to be made in the character of its business as carried on at the date hereof.

         (h) TRANSACTIONS WITH AFFILIATES. Corporate Guarantor will not enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to Corporate Guarantor than would be obtained in a traction negotiated at arm's length with an unrelated third party.

         (i) INVESTMENTS. Corporate Guarantor shall not make any investments in any Person, except such restriction shall not apply to:

                  (i) investrnents in direct obligations of the United States of
             America or any agency thereof;

                  (ii) invesSments in certificates of deposit issued by the
             Bank or certificates of deposit with maturities ofless than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett; or

                  (iii) investments in insured money market fluids and other similar accounts at Bank or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a rating of(A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett.

         (j) AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS. Corporate Guarantor will not permit any arnendment to, or any alteration ot, its Articles of Incorporation or Bylaws.

         (k) ISSUANCE OF STOCK. Corporate Guarantor shall not issue any stock after the Effective Date.

                  (l) AMENDMENTS TO AND REDEMPTION OFEQUITV. Corporate Guarantor shall not (i) amend any outstanding equity issue after the Effective Date without the consent of Bank, or (ii) redeem any stock without the consent of Bank; provided, however, that the Corporate Guarantor may continue the program of redeeniing equity ownership of its customers as set forth in
I,,~AU1-TCD ~, 199  I53UJ BY Corporate Guarantor.    4&U
rwr               c'
                  (m) . PAYMENT OR PRE-PAYMENT OF OTHER INDEBTEDNESS. Except as otherwise provided for in this Agreement, while the Note is outstanding, Corporate Guarantor shall-not make any unscheduled principal payments on or redeem any of its indebtedness (other than indebtedness owed the Bank by Borrower) or purchase or redeem any of its equity.

                           17. Affirmative Covenants of Individual Guarantor. A deviation from the provisions of this Section 17 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the Bank prior to the date of deviation The Individual Guarantor will at all times comply with the covenants contained in this Seetion 17 from the date hereof and for so long as any amount is owed to the Bank or the Bank under this Agreement or the other Loan Documents.

                  (a) FINANCIAL STATEMENTS AND REPORTS. Individual Guarantor shall promptly fUrnish to Bank from time to time upon request such information regarding the business and affairs and financial condition of Individual Guarantor, as the Bank may reasonably request, and will also fUrnish to Bank:

                  (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the close of each fiscal year, the annual Financial Statements of Individual Guarantor, prepared in accordance with GAAP;

                  (ii) MONTHIV OR OUARTERLV FINANCIAL STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of the calendar month or quarter as applicable of each year, the monthly (if prepared by Individual Guarantor, or if not, quarterly) unaudited Financial Statements of Individual Guarantor prepared in accordance with GAAP;

                  (iii) ADDITIONAL INFORMATION. Promptly upon request ofthe Bank from time to time any additional financial information or other information that the Bank may reasonably request.

such reports, information, balance sheets and Financial Statements referred to in Subsection a) above shall be in such detail as the Bank may reasonably request and shall be prepared in a nner consistent with the Financial Statements.

         (b) CERTIFICATES OF COMPLIANCE. Concurrently with the fUrnishing of the annual audited ancial Statements pursuant to Subsection l 7(a)(i) hereof and the monthly or quarterly unaudited ancial Statements pursuant to Subsection 17(a)(ii) hereof, Individual Guarantor will fUrnish to Bank a signed certificate; (i) stating that Individual Guarantor has hi1fllled in all material respects obligations under the Loan Documents, including this Agreement, and that all representations (Degree) warranties made herein and therein continue as of the date of such certificate (except to the ~t they relate solely to an earlier date) to be true and correct in all material respects (or cifying the nature of any change), or if a Default has occurred, specifying the Default and the ire and status thereof; (ii) to the extent requested from time to time by the Bank, specifically rrning compliance of Individual Guarantor in all material respects with any of his representations :ept to the extent they relate solely to an earlier date) or obligations under said instruments; and containing or accompanied by such financial or other details, information and material as the Lk may reasonably request to evidence such compliance.

         (c) TAXES AND OTHER LIENS. The Individual Guarantor will pay and discharge promptly axes, assessments and governmental charges or levies imposed upon the Individual Guarantor ipon the income or any assets or property of Individual Guarantor, as well as all claims of any i (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien ther encumbrance upon any or all of the assets or property of Individual Guarantor; provided, 'ever, that Individual Guarantor shall not be required to pay any such tax, assessment, charge, for claim if the amount, applicability or validity thereof shall currently be contested in good faith Lppropriate proceedings diligently conducted, levy and execution thereon have been stayed and Linue to be stayed and if Individual Guarantor shall have set up adequate reserves therefor, if iired, under GAAP.

         (j) NOTICE OF CERTAIN EVENTS. The Individual Guarantor shall promptly noti?y the Bank if Individual Guarantor lean's of the occurrence of (i) any even; which constitutes a Default or an Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Individual Guarantor or any ofthe assets or properties ofIndividual Guarantor which, ifadversely determined, would present a risk (other than a remote risk) of having a Material Adverse Effect;.
(iii) any dispute between Individual Guarantor and any governmental or regulatory body or any other Person which, if adversely determined, would present a risk (other than a remote risk) of having a Material Adverse Effect;
(iv) any other matter which in Individual Guarantor's reasonable opinion could have a Material Adverse Effect; and (v) any default or Event of Default by ECW, FFI, or UFEC under the EWC/FFI Loan Agreement.

         (k) CHANGE OF PRINCIPAL PLACE OF BUSINESS. Individual Guarantor shall give Bank at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 21 hereof.

         18. Negative Covenants of Individual Guarantor. A deviation from the provisions of this Section 18 shall not constitute an Event of Default under this Agreement if such deviation is. consented to in writing by the Bank prior to the date of deviation. The Individual Guarantor will at all times comply with the covenants contained in this Section 18 from the date hereof and for so long as the Loan is in existence or any amount is owed to the Bank under this Agreement or the other Loan Documents.

         (a)      NEGATIVE PLEDGE. Individual Guarantor shall not:

                  (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

                  (ii) sell, lease, transfer or otherwise dispose of any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordin&y course of Individual Guaranto?s businesses and (B) sales made with the consent of Bank.

         (b) DEBTS. GUARANTIES AND OTHER OBLIGATIONS. Individual Guarantor will not incur, create, assume or m any manner become or be liable in respect of any indebtedness, nor will Individual Guarantor guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the fUrnishing of fluids to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose ofpaying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

                  (i) the Individual Guarantor's Guaranty and any renewal or increase thereof, or other indebtedness ofthe Individual
             Guarantor heretofore disclosed to Bank in the Individual Guarantor's Financial Statements, including Individual Guarantor's obligations under the EWC/FFI Loan Agreement; or

                  (ii) taxes, assessments or other government charges which are not yet due or are being contested in - good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                  (iii) other indebtedness of any nature not in excess
             of $100,000 in the aggregate; or

                  (iv) lease or rental agreements not requiring annuM rental payments in excess of $100,000 in the aggregate; or

                  (v) any renewals or extensions of (but not increases in) any of the foregoing.

         (c) LOANS AND ADVANCES. Individual Guarantor shall not make or permit to remain outstanding any loans or advances to or in any Person, except that the foregoing restriction shall not apply to:

                  (i) loans or advances to any Person, the material details
             of which have been set forth in the Financial Statements of the Individual Guarantor heretofore fUrnished to Bank; or

                  (ii) advances made in the ordinary course of Individual
             Guaranto?s business to Persons who are not Affiliates.

         (d) PAVABLES AND RECEIVABLES. Individual Guarantor will not discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of his notes receivable or accounts receivable. Individual Guarantor will diligently attempt to collect all of his receivables, including those owing by Affiliates. Individual Guarantor will not permit any account payable to remain outstanding for more than ninety (90) days unless such account payable is being contested by Individual Guarantor in good faith.

         (e) NATURE OF BUSINESS. Individual Guarantor will not permit any material change to be made in the character of its business as carried on at the date hereof.

         (f) PAYMENT OR PRE-PAVMENT OF OTHER INDEBTEDNESS. Except as otherwise provided for in this Agreement, while the Note is outstanding, Individual Guarantor shall not make any unscheduled principal payments on or redeem any of its indebtedness (other than indebtedness owed the Bank hereunder) or purchase or redeem any of its equity.

         19. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

                  (a) The Borrower shall fail to pay when due or declared due the principal of, and the interest on, the Note, or any fee or any other indebtedness of the Borrower incurred pursuant to this Agreement or any other Loan Document; or

                  (b) Any representation or warranty made by Borrower under this Agreement, or in any certificate or statement fUrnished or made to the Bank pursuant hereto, or in connection herewith, or in connection with any document fUrnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data finished or to be fUrnished or made by Borrower under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                  (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrower or the Corporate Guarantor contained in the Loan Documents, including this Agreement, and such default shall continue for more than thirty (30) days; or

                  (d) Default shall be made in the due observance or performance of the covenants of Borrower contained in Sections 13 and 14 of this Agreement; or -

                  (e) Default shall be made in respect of any obligation for borrowed money, other than the Note, including but not limited to any default under the indenture, for which Borrower or Corporate Guarantor is liable (directly, by assumptidn, as guaantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrower or Corporate Guarantor or in respect of any agreement relating to any such obligations unless Borrower or Corporate Guarantor is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, -if any; or

                  (f) Borrower or Corporate Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other reliefwithrespect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointrnent of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignnient for the benefit ofcreditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

                  (g) An involuntary case or other proceeding, shall be commenced against (Degree) Borrower or Corporate Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a tsustee, receiver, liquidator, custodian or other similar (Degree) official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for aperiod ofsixty
         (60) days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereinafter in effect; or

                  (h) A final judgment or order for the payment of money in excess of $ 100,000 (or judgments or orders aggregating in excess of $100,000) shall be rendered against Borrower or Corporate Guarantor and such judgments or orders shall continue unsatisfied and unstayed for a period of thtrty (30) days; or

                  (i)      A Change of Control shall occur; or

                  (j)      A Change of Management shall occur; or

                  (k) An event of default as defined in the EWC/FFI Loan Agreement shall occur.

         Upon occurrence of any Event of Default specified in Subsections 20(f) or (g) hereo?, the entire principal amount due under the Note and all interest then accrued thereon, and any other (Degree)liabilities of the Borrower hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice ofprotest or dishonor or any other notice ofdefau1t of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any other Event of Default, the Bank shall by notice to the Borrower declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentinent, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 19 shall be construed to limit or amend in any way the Events of Default enumerated n the Note, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower or Corporate Guarantor (any such notice being expressly waived by the Borrower and Corporate Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Bank to or for the credit or the account of the Borrower or Corporate Guarantor against any and all of the indebtedness of the Borrower under the No?e and the Loan Documents, including this Agreement, irrespective of whether or not the Bank or the Bank shall have made any depiand under the Loan Documents, including this Agreement or the Note and although such indebtedness may be unmatured. Any amount set-off by any of the Bank shall be applied against the indebtedness owed the Bank by the Borrower pursuant to this Agreement and the Note. The Bank agree promptly to noti?y the Borrower or Corporate Guarantor, as the case may be, after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         20. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of the Bank, of any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereofpreclude any other or fitrther exercise thereof or the exercise of any other right. The rights of the Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         21. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows:

         (a) BORROWER: NEW WEST RESOURCES, INC., 500 West Wall, Midland, Texas 79701, Facsimile No. (915) 684-0333, Attention: David Pruitt, President;

         (b)Bank: BANK UNITED, 401 West Texas Street, Midland, Texas 79701, Facsimile No.915-687-5006, Attention: John E. Grist;

         (c) CORPORATh GUARANTOR: CAP ROCK., 500 West Wall, Midland, Texas 79701, Facsimile No. (915) 684-0333, Attn: David Pruitt, President;

         (d) INDIVIDUAL GUARANTOR: Thomas E. Kelly, 4411 Cardinal Lane, Midland, Texas 79707, Facsimile No. (915) 498-8282.

         (e) INDWIDUAL GUARANTOR Richard Skillem, 33 16 Trails End, Odessa, Texas 79762, Facsimile No. (915) 498-8282

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this
Section 21.

         22. Expenses. The Borrower shall pay (i) all reasonable and necessary out-of-pocket expenses of the Bank, including reasonable fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or Event of Default or alleged default or Event of Default hereunder, and (ii) if a Default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. THE BORROWER, THE CORPORATE GUARANTOR, AAD THEL"'DIWDUAL GUARANTORS HEREBYACXNOW1EDGE TH4T KERR & WARD, LLR IS SPECIAL COUNSEL TO BANK UNITED AS LEADER UYDER THISAGREEMENTAJW) IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT, THE BORROWER OR CORPORATE GUARANTOR OR THE mDIqDUAL GUARANTORS IN CONNECTION WITH T"IE TRANSACTIONS DESCRIBED IN THIS AGREEMENT The Borrower, the Corporate Guarantor, and the Individual Guarantors are relymg on separate counsel in the transaction described herein. The Borrower shall indemnify the Bank and the Bank against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 22 shall survive any -termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrower to the Bank hereunder and under the Note.

         23. Indemnity. The Borrower and the Corporate Guarantor agree to indemnify and hold harmless the Bank, and the officers, employees, attorneys, successors, assigns and representatives of the Bank (singularly, an "Indemnified Party", and collectively, the "Indenmifled Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Bank, including all local counsel hired by such counsel) (collectively, "Claims") incurred by the any Indemnified Parry in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, a&ninistrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute ofanyjurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any act, practices or omissions or alleged acts, practices or omissions of the Borrower, the Corporate Guarantor, the Individual
Guarantors, EWC, FFI, UFEC, or theft agents or arises in connection with the duties, obligations or performance of the Indemnifled Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby
EVENIFANY OF THE FOREGOING ARISES OUT Q AN INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Bank hereunder and under the Note, provided that the Borrower and the Corporate Guarantor shall have no obligation under this Section to that Indemnifled Parry with respect to any of the foregoing arising out of the gross negligence or willfiiI misconduct of that Indemnified Parry. If any Claim is asserted against any indemnifled Party, the Indemnifled Party shall endeavor to notify the Borrower and the Corporate Guarantor of such Claim
(but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). Each Indemiiified Party shall have the right to employ, at the expense ofBorrower and Corporate Guarantor, counsel of the Inden::nifled Parry's choosing and to control the defense of the Claim. The Borrower or Corporate Guarantor may at its own expense also participate in the defense of any Claim. Each Indemified Party may employ separate counsel in connection with any(pound)laiin to the extent such Indenmified Party believes it reasonably prudent to protect such Indemnified Party. THE PAR TIES INTEND FOR THE PROVISIONS OF THIS SECTION TOAPPLYTO AND PROTECTEACHmDEMNIFIED PARTY FROM THE CONSEQUENCES OFANY
LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON
BANK AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, wHETHERORNOTTwlTNEGLIGENCEISTHESOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         24. Governing Law. This AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS IN tENDED TO BEPERFORMED, INMIDLAND, MIDLAND COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUC~ON, ENFORCEMENT AND INTERPRETATION OF ThIS AGREEMENTAND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

         25. Invalid Provisions. If any provision of this Agreement is held to b6 illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in fill force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         26. Maximum Interest Rate. Regardless ofany provisions contained in this Agreement or in any other documents and instruments reIerred to herein, the Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note any amount in excess of the Maximum Rate orthe maximum amount of interest permitted under applicable law, and in the event Bank ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Note or if any prepayhient by the Borrower results in the Borrower having paid any interest in excess of the Maximum Rate or the maximum amount of interest permitted under applicable law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note for which such excess was received, collected or applied, and, ifthe principal balance ofsuchNote is paid in fill, any remaining excess shall forthwith be paid to the Borrower. Al1 sums paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness evidenced by the Note and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the fill term of such indebtedness until payment in fill so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

                  27. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorieed officer of the party against whom such amendment is sought to be enforced.

                  28. Mulfiple Counterparts. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

                  29. Conflict In the event any term or provision hereof is inconsistent with or conflicts with any provision ofthe Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

                  30. Survival. All covenants, agreements, undertakings, representations and warranties, made in the Loan Documents, including this Agreement, the Note or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any inv&stigation made by any party.

                  31. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and theft respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrower may not, without the prior written consent of the Bank, assign any rights, powers, duties or obligations hereunder.

                  32.      Assignments and Participations.
         - (a) Bank shall have the right to sell, assign or transfer all or any part of its Note and its rights and obligations hereunder to one or more Affiliates, banks, financial institutions, pension plans, insurance companies, investment fluids, or similar Persons who are eligible assignees or to a Federal Reserve Bank. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of Bank. On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a party to this Agreement and any other Loan Document executed by the Bank and shall have all the rights and obligations of Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrower shall be required to release the Bank with respect to its obligations hereunder and Bank shall henceforth be so released.

                  (b) Bank shall have the right to grant participations in all or any part of the Note to one or more pension plans, investment fluids, insurance companies, financial institutions or other Persons, upon such terms and conditions as Bank may deem appropriate.

                  (c) It is understood and agreed that Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concermhg Borrower's properties and operations which has been provided to Bank pursuant to or in connection with this Agreement or the Loan.

                  (d) Upon the reasonable request of Borrower, Bank will identify those to whom it has assigned or participated any part of its Note and commitment, and provide the amounts so assigned or participated.

                  33. Choice of Forum: Consent to Service of Process and Jurisdiction. THE OBLIGATIONS OF BORROWER UNDER THE LOAN DOCUMENTS ARE PERFORNABLE IN MIDLAND COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGMNST TIlE BORROWER WITh RESPECT TO THE LOAN DOCUMENTS

OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAYBE BROUGHT INTHE COURTS OFTHE STATE OFTEXAS, COUNTY OF MIDLAND, OR IN THE UNITED STATES COURTS LOCATED IN MIDLAND COUNTY, TEXAS AND THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO SER~CE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREP AID, TO THE BORROWER, AS APPLICABLE,AT THE ADDRESS FOR NO~CES AS PROVIDED IN SECTION 22. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN MIDLAND COUNTY, TEXAS; AND HEREBY FURTHER IRREVOCABLY WAFEES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  34. Waiver of Jury TriaL THE BORROWER HEREBY WMVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  35. Other Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENTORALAGREEMENTS
OFTHEPARTIES.THEREARENOUNWRITTEN ORAL AGREEMENTS BETWEEN THE PAR~ES.

                  36. Financial Terms. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

         IN WI;i?(ESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and yew first above written.

                           BORROWER:

                           NEW WEST RESOURCES, INC.,
                           a Texas corporation



                                   John D. Parkers Vice President



                                        BANK:

                           BANK UNITED TEXAS FSB
                           a Federal Savings Bank

                                   'In . Grist, President Midland Region


                           CORPORATE GUARANTOR:

                           CAP ROCK ELECTRIC COOPERATIVE, INC.



                                             By:
                                   John D. Parker, Vice President

                                          EXHIBIT "A"

The Note, which was Exhibit "A" to the Loan Agreement, was executed at closing. A copy of the signed Note is at Tab 2.

                                          EXHIBIT ',B-1'1

The Cap Rock Guaranty Agreement, which was Exhibit "B-l"to the Loan Agreement, was executed at closing. A copy of the signed Guaranty Agreement is at Tab 6.

                                          EXHIBIT "B-2"

The Kelly Guaranty Agreement, which was Exhibit "B-2" to the Loan Agreement, was executed at closing. A copy of the signed Guaranty Agreement is at Tab 7.

                                          EXHIBIT "B-3'1

The Skillem Guaranty Agreement, which was Exhibit "B-3" to the Loan Agreement, was executed at closing. A copy of the signed Guaranty Agreement is at Tab 8.

                                          SCHEDULE I and 2

The attached documents describe the wholly owned subsidiaries of New West Resources, Inc. (Schedule l) and Cap Rock Electric Cooperative, Inc. (Schedule
2).

Harris Kerr
from:              (Degree) (Degree) Wayne R. Mathis [wayneIaw~gvtc.com]
Sent:     Tuesday, July 11,2000 11:38PM
To:       Harn~ E. Kerr
Subject:  Fw: Sub~idianes

Attached is the subsidiary information that you requested.
  original Message
From:     ronnie lyon < rlyonl~airm~~l~net>
To:       < waynelaw8gvtc corn>
Sent:     Tuesday1 July 11, 2000 11:25 PM
Subject:  Re: Subsidiaries


> New West is a wholly owned subsidiary of Cap Rock.
It has two
> subsidiaries, New West Fuels, LLC which is basically a shell, and Map
> Resources, Inc. Cap Rock has the following subsidiaries: New Corp
> Resources Electric Cooperative, Inc., Cap Rock
Cooperative Finance
> Corporation, CapStar Communications, Inc., Capstar
Resources, Inc.,
New
> West Resources, Inc., Cap Rock Energy (Nevada), and
Cap Rock Energy
> (Texas). Capstar Resources, Inc. has one subsidiary, Utility
Services,
> Inc.  Also, at the present time McCulloch Electric
Cooperative, Inc.
is
> technically a subsidiary, but it will be dissolved as soon as the CCN is
> transferred to Cap Rock.
>
> Wayne R. Mathis wrote:
>>
> > [Image)
>>
> > Harris Kerr needs a listing of the subsidiaries of Cap Rock and New

07/12/2000        1
10:36 AM
HarrIsKerr

> > West.  Could you please send those to me?  Thanks.
>>

>>
>> -

>




>>
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CONFIDENTIAL ATTORNEY-CLIENT
> > COMMUNICATION AND IS TRANSMITTED FOR THE EXCLUSIVE
INFORMATION AND
USE
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>>
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IMMEDIATELY BY TELEPHONE AT
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>>
> > THE LAW OFFICE OF WAYNE R. MATHIS, PLLC
>>
> > 2803 Highway 473
>>
> > Kendalia, Texas 78027
>>
> > Phone: 830-336-2587

> > Fax: 830-336-2586
>>
>>
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07/12/2000        2
10:36 AM
Harris Kerr